SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2004

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 594-3300

Not applicable
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events

On May 17, 2004, International Multifoods Corporation (the “Company”) signed a Memorandum of Understanding (“MOU”) with the plaintiff in the lawsuit brought in Minnesota state court relating to the proposed merger between the Company and a wholly-owned subsidiary of The J.M. Smucker Company (“Smucker”).  The MOU sets forth an agreement in principle to settle the lawsuit on a classwide basis.  Under the MOU, (1) the Company has made certain additional disclosures in its Registration Statement on Form S-4 filed on May 3, 2004, and has agreed to pay attorneys’ fees and expenses that the court awards to plaintiff’s counsel up to a total maximum amount of $225,000, (2) the plaintiff will vote its shares of Company stock in favor of the proposed merger, (3) the lawsuit will be dismissed with prejudice, and (4) the Company and its directors will receive releases from plaintiff, and from shareholders of record as of May 3, 2004, of the claims that were or could have been made in the lawsuit, including claims relating to the proposed merger, to the vote on the proposed merger, and to the Registration Statement.  The settlement is contingent upon, among other things, the consummation of the proposed merger, the negotiation and execution of a definitive Settlement Agreement, and the approval of the court, after class members have been given notice and an opportunity to be heard.  As previously announced, a special meeting of shareholders will be held on June 17, 2004, in Chicago, to consider and approve the proposed merger.  If shareholder approval is obtained and other conditions to the merger are satisfied, the Company expects the transaction to close as promptly as practicable thereafter.

Important Legal Information

Smucker has filed with the Securities and Exchange Commission (SEC) a joint proxy statement-prospectus and other relevant materials regarding the proposed merger transaction.  Investors are urged to read the joint proxy statement-prospectus and any other relevant documents filed by Smucker or the Company with the SEC because they contain important information about Smucker, the Company and the proposed transaction.  Investors may obtain free copies of the documents filed with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, investors may obtain free copies of the documents filed with the SEC by the Company by requesting them in writing from International Multifoods Corp., 110 Cheshire Lane, Minnetonka, Minnesota 55305-1060, Attention:  Investor Relations, or by telephone at 952-594-3385.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger.  Information about the directors and executive officers of the Company and their ownership of the Company’s shares is set forth in the joint proxy statement-prospectus filed with the SEC on April 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: May 17, 2004	By	/s/ John E. Byom
John E. Byom
Senior Vice President, Finance and Chief Financial Officer